Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

As previously announced by Tower Group International, Ltd. (“TGIL” or the “Company”), on March 13, 2013, the Company and Tower Group, Inc. (“TGI”) consummated the merger transaction (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of July 30, 2012, by and among the Company, TGI and certain other parties, as amended, including by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 8, 2012 (as so amended, the “Merger Agreement”). In connection with the Merger, the Company, then known as Canopius Holdings Bermuda Limited (“CHBL”), was re-named TGI Group International, Ltd. and became the ultimate parent company of TGI, with TGI becoming its indirect wholly owned subsidiary. Prior to the Merger, CHBL was a wholly-owned subsidiary of Canopius Group Limited (“Canopius Group”). For accounting purposes, the Merger was treated as a “reverse acquisition” of TGIL by TGI, which was considered the accounting acquirer, and the financial statements of TGI became the historical financial statements of the Company.

The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of TGI and TGIL and give effect to (i) the restructuring of TGIL, (ii) the third party sale by Canopius Group of 100% of its equity ownership of TGIL to a group of third party investors and (iii) the merger of Merger Sub, a wholly-owned subsidiary of TGIL, with and into TGI. Notwithstanding the legal form of the transactions, the unaudited pro forma financial information was prepared using the acquisition method of accounting with TGI, the legal acquiree, treated as the accounting acquirer and TGIL, the legal acquirer, treated as the accounting acquiree and Canopius Group treated as the accounting seller.

The restructuring of TGIL, the third party sale by Canopius Group of its ownership of TGIL and the merger of TGI into Merger-Sub were completed on March 13, 2013.

TGI is considered the acquiring entity for accounting purposes because TGI’s Board of Directors and senior management are serving in the same capacity in the new consolidated entity, TGI’s stockholders have the majority of voting interest in the new consolidated entity, and the majority of the new consolidated entity’s revenues and stockholders’ equity are derived from TGI businesses. Accordingly, TGIL’s assets, liabilities and commitments have been adjusted to their fair values.

TGI’s shareholders held 76% of the fully-diluted capitalization of the consolidated entity following the closing of the merger. The current directors and senior management of TGI became the directors and senior management of the consolidated entity.

The unaudited pro forma condensed consolidated balance sheet was prepared as if each of the transactions had occurred on December 31, 2012. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 was prepared as if each of the transactions had occurred on January 1, 2012.

The assets and liabilities of TGIL after the merger are adjusted to their estimated fair values as of December 31, 2012. These fair value adjustments are preliminary as the process to determine fair value has not been finalized. The final adjustments could be materially different from those reflected herein.

The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single entity as of or for the periods presented. The unaudited pro forma condensed consolidated financial information should be read together with TGI’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with Securities and Exchange Commission on March 4, 2013, as amended by Amendment No. 1 on March 13, 2013, and TGIL’s 2012 consolidated financial statements and the related notes thereto.

Unaudited Condensed Consolidated Pro Forma Balance Sheet

Year Ended December 31, 2012

($ in thousands)	Historical TGI	Historical TGIL	Pro Forma Adjustments For Canopius Restructuring	Notes	Pro Forma TGIL Adjusted For Restructuring	Pro Forma Adjustments for the Merger and Third Party Sale	Notes	Pro Forma TGIL Consolidated
Assets
Investments - TGI
Available-for-sale investments, at fair value:
Fixed-maturity securities	$2,065,148	$73,584	$—		$73,584	$—		$2,138,732
Equity securities	140,695	—	—		—	—		140,695
Short-term investments	4,750	—	—		—	—		4,750
Other invested assets	57,786	150,865	(90,196)	2	60,669	—		118,455
Investments - Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities	280,563	—	—		—	—		280,563
Equity securities	5,563	—	—		—	—		5,563

Total investments	2,554,505	224,449	(90,196)		134,253	—		2,688,758
Cash and cash equivalents	100,293	130,116	(45,490)	2	84,626	—	3A	184,919
Investment income receivable	25,332	1,655	—	2	1,655	—		26,987
Investment in unconsolidated affiliate	70,830	—	—		—	—		70,830
Premiums receivable	422,112	—	—		—	—		422,112
Reinsurance recoverable	513,801	—	523,097	2	523,097	—		1,036,898
Prepaid reinsurance premiums	63,923	—	144,090	2	144,090	—		208,013
Deferred acquisition costs	180,941	—	—		—	—	3B	180,941
Intangible assets	106,768	—	—		—	—		106,768
Goodwill	241,458	—	—		—	24,801	3C	266,259
Funds held by reinsured companies	137,545	961,478	(135,149)	2	826,329	(45,729)	3D	918,145
Other assets	331,506	6	—	2	6	1,112	3E	332,624

Total assets	$4,749,014	$1,317,704	$396,352		$1,714,056	$(19,816)		$6,443,254

Liabilities
Loss and loss adjustment expenses	$1,895,073	$792,706	$(100,664)	2	$692,042	$(15,154)	3F	$2,571,961
Unearned premium	920,859	175,167	(14,451)	2	160,716	(15,151)	3G	1,066,424
Reinsurance balances payable	40,569	—	—		—	—		40,569
Deposit Contract Liabilities	—	12,451	(12,451)		—	—		—
Funds held under reinsurance agreements	98,581	—	658,379	—	658,379	—		756,960
Other liabilities and related party payable/receivables	292,239	2,844	2,105	2	4,949	748	3H	297,936
Deferred income taxes	36,464	—	—		—	2,508	3I	38,972
Debt	449,731	—	—		—	—		449,731

Total liabilities	3,733,516	983,168	532,918		1,516,086	(27,049)		5,222,553
Stockholders’ equity
Common stock	469	—	—		—	107	3J	576
Treasury stock	(181,435)	—	—		—	181,435	3K	—
Paid-in-capital	780,097	328,020	(103,573)	2	224,447	(191,909)	3L	812,635
Accumulated other comprehensive income	83,406	(26,477)	—		(26,477)	26,477	3M	83,406
Loan receivable from parent	—	(93,321)	93,321	2	—	—		—
Retained earnings	298,299	126,314	(126,314)	2	—	(8,877)	3N	289,422

TGI stockholders’ equity	980,836	334,536	(136,566)		197,970	7,233		1,186,039

Noncontrolling interests	34,662	—	—		—	—		34,662

Total stockholders’ equity	1,015,498	334,536	(136,566)		197,970	7,233		1,220,701

Total liabilities and stockholders’ equity	$4,749,014	$1,317,704	$396,352		$1,714,056	$(19,816)		$6,443,254

Common stock issued and outstanding:	38,406							57,540

Book value per share	$25.54							$20.58
Tangible book value per share	$16.65							$14.22

See accompanying notes to unaudited condensed consolidated pro forma financial statements.

Condensed Consolidated Pro Forma Statement of Operations

Year Ended December 31, 2012

($ in thousands)	Historical TGI	Historical TGIL	Pro Forma Adjustments For Canopius Restructuring	Notes	Pro Forma TGIL Adjusted For Restructuring	Pro Forma Adjustments for the Merger and Third Party Sale	Notes	Pro Forma TGIL Consolidated
Revenues
Net premiums earned	$1,721,542	$383,893	$(340,222)	2	$43,671	$(33,579)	3O	$1,731,634
Ceding commission revenue	32,335	2,985	(2,985)		—	—		32,335
Other reinsurance income	—	419	(419)		—	—		—
Insurance services revenue	3,420	—	—	2	—	—		3,420
Policy billing fees	12,615	—	—		—	—		12,615
Net investment income	127,165	50,635	(30,013)		20,622	—		147,787
Net realized investment gains (losses)	25,476	—	—	2	—	—		25,476
Net (gains) losses on foreign exchange transactions	—	(3,470)	36	2	(3,434)	—		(3,434)

Total revenues	1,922,553	434,462	(373,603)		60,859	(33,579)		1,949,833

Expenses
Loss and loss adjustment expenses	1,253,860	285,107	(258,071)	2	27,036	(36,544)	3P	1,244,352
Direct and ceding commission expense	359,710	61,505	(55,570)	2	5,935	2,008	3Q	367,653
Other operating expenses	316,645	5,003	(3,665)	2	1,338	—		317,983
Acquisition-related transaction costs	9,229	—	—		—	(7,335)	3R	1,894
Interest expense	32,630	—	—		—	—		32,630

Total expenses	1,972,074	351,615	(317,306)		34,309	(41,871)		1,964,512

Other income (expense)
Equity in income (loss) of unconsolidated affiliate	(2,534)	—	—		—	—		(2,534)

Income before income taxes	(52,055)	82,847	(56,297)		26,550	8,292		(17,213)
Income tax expense	(26,720)	—	—		—	1,416	3S	(25,304)

Net income	$(25,335)	$82,847	$(56,297)		$26,550	$6,876		$8,091
Less: Net income attributable to Noncontrolling interests	$2,819	$—	$—		$—	$—		$(2,819)

Net income attributable to TGI	$(28,154)	$82,847	$(56,297)		$26,550	$6,876		$5,272

Earnings per share:
Basic	$(0.73)							$0.09
Diluted	$(0.73)							$0.09

Weighted average common shares outstanding:
Basic	38,795							57,540
Diluted	38,795							57,582

See accompanying notes to condensed consolidated pro forma financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 – Basis of Pro Forma Presentation

As previously announced by Tower Group International, Ltd. (“TGIL” or the “Company”), on March 13, 2013, the Company and Tower Group, Inc. (“TGI”) consummated the merger transaction (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of July 30, 2012, by and among the Company, TGI and certain other parties, as amended, including by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 8, 2012 (as so amended, the “Merger Agreement”). In connection with the Merger, the Company, then known as Canopius Holdings Bermuda Limited (“CHBL”), was re-named Tower Group International, Ltd. and became the ultimate parent company of TGI, with TGI becoming its indirect wholly owned subsidiary. Prior to the Merger, CHBL was a wholly-owned subsidiary of Canopius Group Limited (“Canopius Group”). For accounting purposes, the Merger was treated as a “reverse acquisition” of TGIL by TGI, which was considered the accounting acquirer, and the financial statements of TGI became the historical financial statements of the Company.

On April 25, 2012, TGI entered into a Master Transaction Agreement (the “MTA”) with Canopius Group, TGIL and Canopius Mergeco, Inc. (“Delaware Purchaser”), an indirect wholly-owned subsidiary of TGIL. Upon the terms and subject to the conditions set forth in the MTA, TGI had the right to effect certain transactions with Canopius Group and its subsidiaries, including TGI’s right to effect the merger with a newly formed subsidiary of Delaware Purchaser, exercisable in TGI’s sole discretion.

On July 30, 2012, TGI exercised its right under the MTA to effect the merger and entered into the original merger agreement with TGIL, among others. On November 8, 2012, TGI and TGIL entered into an amendment which amended the consideration to be received by TGI stockholders (the original merger agreement as amended by the amendment is referred to as the merger agreement).

On March 13, 2013, pursuant to the terms of the Merger Agreement, among other things, (i) each issued and outstanding share of TGI common stock was cancelled and automatically converted into the right to receive 1.1330 common shares of the Company, par value $0.01 per share, (ii) each outstanding option to acquire TGI common stock, whether vested or unvested and whether granted under TGI’s 2004 Long-Term Equity Compensation Plan or otherwise, automatically vested, free of any forfeiture conditions, and constituted a fully vested option to acquire that number of TGIL common shares (rounded down to the nearest whole number) equal to the number of shares of TGI common stock subject to such option multiplied by 1.1330, on the same terms and conditions (other than vesting and performance conditions) as were applicable to such TGI stock option immediately prior to the merger and (iii) each issued and outstanding share of TGI restricted stock, whether granted under TGI’s 2004 Long-Term Equity Compensation Plan or otherwise, automatically vested, free of any forfeiture conditions, and was converted into the right to receive, as soon as reasonably practicable after the effective time, 1.1330 common shares of the Company.

Immediately after giving effect to the issuance of TGIL common shares to the former TGI stockholders in the merger, approximately 57.4 million TGIL common shares were outstanding, of which approximately 76% were held by the former TGI stockholders. The remaining 24% of TGIL common shares outstanding immediately after giving effect to the merger were held by the third party investors.

Prior to the consummation of the merger, TGI, Canopius Group and TGIL effected a restructuring of the insurance operations of TGIL, as contemplated by the MTA and as subsequently agreed among TGI, Canopius Group and TGIL, such that, as of the effective time, TGIL continued to own certain business and assets identified by the parties and transferred to Canopius Group all other business and assets of TGIL. Pro forma adjustments to reflect the effects of the restructuring and Pro Forma TGIL Adjusted for the Restructuring are presented in separate columns of the pro forma financial information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated balance sheet illustrates the effects of the third party sale by Canopius Group of 100% of its equity ownership of the TGIL, the restructuring and merger as if they had occurred on December 31, 2012. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2012 illustrate the third party sale by Canopius Group of 100% of its equity ownership of the TGIL, the restructuring and merger as if they had occurred as of January 1, 2012.

The unaudited pro forma condensed consolidated financial information has been prepared using historical financial statements and pro forma adjustments prepared in conformity with generally accepted accounting principles in the United States (“GAAP”). The unaudited pro forma condensed consolidated financial information has been prepared using the following information:

•	Audited historical consolidated financial statements of TGI as of December 31, 2012 and for the year ended December 31, 2012;

•	Audited historical consolidated financial statements of TGIL as of December 31, 2012 and for the year ended December 31, 2012;

•	Such other supplementary information as considered necessary to reflect the merger in the unaudited pro forma condensed consolidated financial information.

Notwithstanding the legal form of the merger, the unaudited pro forma financial information was prepared reflecting the following accounting treatment:

•

the merger is accounted for as a business combination using the acquisition method of accounting with TGI, the legal acquiree, treated as the accounting acquirer and TGIL, the legal acquirer, treated as the accounting acquiree (a reverse acquisition) and Canopius Group treated as the accounting seller;

•	the conversion of outstanding TGI common stock into the right to receive common shares of TGIL is accounted for as a recapitalization of TGI.

TGI is considered the acquiring entity for accounting purposes because TGI’s Board of Directors and senior management are serving in the same capacity in the new consolidated entity, TGI’s shareholders have the majority of voting interest in the new consolidated entity and the majority of the new consolidated entity’s revenues and shareholders’ equity are derived from TGI businesses. Accordingly, TGIL’s assets, liabilities and commitments have been adjusted to their fair values. The unaudited pro forma condensed consolidated financial information does not include financial benefits or expenses from operating expense efficiencies, revenue enhancements, changes in tax jurisdictions or other actions or effects that may result from the operations of the entity after the acquisition.

The pro forma adjustments are based on certain estimates and assumptions. The actual adjustments and the allocation of the final purchase price will depend on a number of factors, including additional financial information and completion of the determination of fair value of assets and liabilities of Canopius Bermuda as of the purchase date. Therefore, the actual adjustments will differ from the pro forma adjustments and it is possible that the differences may be material. The pro forma adjustments also include certain reclassifications to conform TGIL historical reinsurance accounting presentation to TGI reinsurance accounting presentation. TGI’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.

Note 2 – TGIL Restructuring

Prior to the consummation of the merger, TGI, Canopius Group and TGIL effected a restructuring of the insurance operations of TGIL, as contemplated by the MTA and as subsequently agreed among TGI, Canopius Group and TGIL, such that, as of the effective time, TGIL continued to own certain business and assets identified by the parties and transferred to Canopius Group all other business and assets of TGIL. The transfer of other business and assets of TGIL to Canopius Group occurred primarily through retrocession agreements for insurance business not retained by TGIL.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

After the restructuring, the business and assets retained by TGIL include the following:

•	32% of the Syndicate 4444 Year of Account (“YOA”) 2010 and prior business TGIL originally assumed from Canopius;

•	10.14% of the Syndicate 4444 YOA 2011 business TGIL originally assumed from Canopius;

•	10.33% of the Syndicate 4444 YOA 2012 business TGIL originally assumed from Canopius;

•	Funds held assets, other assets and net reserves and unearned premiums associated with the retained business in each of the Syndicate 4444 YOAs; and

•	Investments, cash and investment income receivables.

Prior to the effective date of the merger, TGIL declared to Canopius Group a dividend in the amount of the excess of the tangible net asset value of TGIL (the “excess capital”) over a negotiated target tangible net asset value of TGIL. A dividend was declared and paid in the amount of 78 million British pound sterling, or $127.1 million using December 31, 2012 foreign exchange rates, and another dividend of approximately 5 million British pound sterling, or $8.1 million using the December 31, 2012 foreign exchange rate, is expected to be paid after final calculation of the settlement amounts pursuant to the merger agreement. These dividend amounts were based off TGIL’s final tangible net asset value as of March 13, 2013 of $198.0 million. These dividends and $1.4 million of excess of the target net asset value of the Company are presented in the table below as other restructuring adjustments.

These pro forma adjustments to the unaudited pro forma consolidated financial statements include (i) the restructuring of TGIL for certain business retroceded or commuted to other affiliates of Canopius Group and (ii) the dividend of excess capital. These pro forma adjustments are discussed in greater detail below:

	Quota share and Commutation Adjustments	Other Restructuring Adjustments	Pro Forma Adjustments For Canopius Restructuring
Fixed-maturity securities	$—	$—	$—
Other invested assets	—	(90,196)	(90,196)
Cash and cash equivalents	—	(45,490)	(45,490)
Reinsurance recoverable	523,097	—	523,097
Prepaid reinsurance premiums	144,090	—	144,090
Funds held by reinsured companies	(135,149)	—	(135,149)
Other assets	—	—	—

Total Assets	$532,038	$(135,686)	$396,352

Loss and loss adjustment expenses	(100,664)	—	(100,664)
Unearned premium	(14,451)	—	(14,451)
Deposit contract liabilities	(12,451)	—	(12,451)
Funds held under reinsurance agreements	658,379	—	658,379
Other liabilities and related party payables/receivables	1,764	341	2,105

Total liabilities	$532,577	$341	$532,918

Paid-in-capital	—	(103,573)	(103,573)
Loan receivable from parent	—	93,321	93,321
Retained earnings	(539)	(125,775)	(126,314)

Total Stockholder’s equity	$(539)	$(136,027)	$(136,566)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The quota share and commutation adjustments as of December 31, 2012 were calculated based primarily upon the percentage of Syndicate 4444 business ceded via quota share to Canopius Group. These adjustments also include to a lesser extent, the commutation of non-syndicate 4444 business. A summary of the adjustments are as follows:

•

TGIL had reported $792.7 million for loss and loss adjustment expense reserves, of which $100.7 million relates to reinsurance from Canopius Group that was commuted or novated prior to the merger. $523.1 million of the TGIL reserves relate to Syndicate 4444 business (all YOAs) that was retroceded to Canopius Group or an affiliate of Canopius Group. The loss and loss adjustment expense balance relating to the Syndicate 4444 quota share has been reported as reinsurance recoverable.

•

TGIL had reported $175.2 million for unearned premiums, of which $14.5 million relates to reinsurance from Canopius Group that was commuted or novated prior to the merger. $144.1 million of the TGIL unearned premiums relate to Syndicate 4444 business (all YOAs) that was retroceded to Canopius Group or an affiliate of Canopius Group. The retrocession of unearned premium balance relating to the Syndicate 4444 quota share has been reported as prepaid reinsurance premiums.

•	The funds held by reinsured companies account was reduced by $135.1 million. This relates primarily to reinsurance from Canopius Group which was commuted or novated prior to the merger.

•

The pro forma quota share and commutation adjustment of $658.4 million to funds held under reinsurance agreements relates to Syndicate 4444 business that was retroceded to Canopius Group or an affiliate of Canopius.

•

The pro forma quota share and commutation adjustments to other liabilities of $1.8 million and retained earnings of $0.5 million result from the commutation of the reinsured business from Canopius Group.

•	Pro forma other restructuring adjustment of $90.2 million to reduce other invested assets is due sale of certain investments by TGIL prior to completion of the merger.

•

Pro forma other restructuring adjustments to other liabilities of $0.3 million result from the settlement of amounts due to/from related parties (excluding the loan receivable from parent) and the excess of the target net asset value of the Company.

•

The pro forma other restructuring adjustments to total stockholder’s equity totaled $136.6 million. This amount is associated primarily from dividends to be paid by TGIL to Canopius Group. In reporting the reduction to TGIL’s stockholder’s equity accounts, retained earnings and the loan receivable from parent were adjusted in full to bring the pro forma TGIL Adjusted for Restructuring balances to zero. The remaining amount of $103.6 million was reported as a reduction to paid-in-capital. The loan was forgiven on the date of the merger.

•

TGIL cash and cash equivalents decreased by $45.5 million as a result of the pro forma adjustments for Canopius Restructuring. These include an increase of $90.2 million attributed to the receipt of cash for its other invested assets offset by the settlement of amounts due to/from related parties and by the dividend from TGIL to Canopius Group.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Restructuring Adjustments for the statement of operations for year ended December 31, 2012 are as follows:

($ in thousands)	Quota share and Commutation Adjustments	Other Restructuring Adjustments	Pro Forma Adjustments For Canopius Restructuring

Net premiums earned	$(340,222)	$—	$(340,222)
Other reinsurance revenue	(419)	—	(419)
Insurance services revenue	—	(2,985)	(2,985)
Net realized investment gains (losses)	(25,676)	(4,337)	(30,013)
Net gains (losses) on foreign exchange transactions	—	36	36

Total revenues	$(366,317)	$(7,286)	$(373,603)

Loss and loss adjustment expenses	(258,071)	—	(258,071)
Direct and ceding commission expense	(55,570)	—	(55,570)
Other operating expenses	—	(3,665)	(3,665)

Total expenses	$(313,641)	$(3,665)	$(317,306)

Net income	$(52,676)	$(3,621)	$(56,297)

The quota share and commutation adjustments for the year ended December 31, 2012 were calculated based primarily upon the percentage of Syndicate 4444 business ceded via quota share to Canopius Group. A summary of the adjustments are as follows:

•

TGIL had reported $383.9 million for net premiums earned, of which $335.9 million would have been retroceded to an affiliate of Canopius Group for the Syndicate 4444 business and another $4.3 million relating to commuted contracts would not have been assumed (this relates to non Syndicate 4444 business to be commuted) if the reinsurance and commutation agreements were in place as of January 1, 2012. These amounts are reflected in the pro forma quota share and commutation adjustments.

•

The reduction to net realized investment gains (losses) in the pro forma quota share and commutation adjustments is due to a lower pro forma funds held with reinsured companies balance as a result of the quota share and commutation agreements. TGIL earns investment income on the funds held with reinsured companies balances.

•

TGIL had reported $258.1 million for loss and loss adjustment expenses for the year ended December 31, 2012, of which $266.5 million would have been retroceded to an affiliate of Canopius Group for the Syndicate 4444 business. This would have been offset by and another $8.4 million favorable reserve development relating to commuted or novated contracts that would not have been incurred (this relates to non Syndicate 4444 business to be commuted) if the reinsurance and commutation agreements were in place as of January 1, 2012. These amounts are reflected in the pro forma quota share and commutation adjustments.

•

TGIL had reported $61.5 million for direct and ceding commission expense, of which $53.3 million would have been retroceded to an affiliate of Canopius Group for the Syndicate 4444 business and another $2.3 million relating to commuted or novated contracts would not have been assumed (this relates to non Syndicate 4444 business to be commuted) if the reinsurance and commutation agreements were in place as of January 1, 2012. These amounts are reflected in the pro forma quota share and commutation adjustments.

•

Pro forma other restructuring adjustments relate to the earnings of Canopius Underwriting Bermuda Limited (“CUBL”). On November 21, 2012, CUBL was transferred to Canopius Group as contemplated in the MTA. These adjustments were prepared as if CUBL was transferred to TGIL as of January 1, 2012.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 3 – Summary Accumulation of Other Pro Forma Adjustments

The following pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities and commitments of TGIL, the third party sale, and other transactions in connection with the merger. See the referenced footnote for additional information on each adjustment.

Pro Forma Balance Sheet Adjustments			Increase/(Decrease) as of December 31, 2012
(in thousands, except share data)

A.	Cash and cash equivalents:
	i.	Purchase of TGIL with proceeds of third party sale (see “Note 4”)	$(205,863)
	ii.	Net proceeds from third party sale (see “Note 6”)	205,863

			—

B.	Deferred acquisition costs (“DAC”):
	i.	To reduce DAC for commutation of Syndicate 4444 business assumed by TGI from Canopius (see “Note 7”)	(7,496)
	ii:	To conform TGIL historical accounting presentation to TGI accounting presentation (see “Note 1”)	7,496

			—

C.	Goodwill (see “Note 4”)		24,801

D.	Funds held by reinsured companies:
	Commutation of Syndicate 4444 business assumed by TGI from Canopius (see “Note 7”)		(45,729)

E.	Other assets:
	i.	Adjustment to current taxes for accelerated vesting of TGI restricted stock (see “Note 5”)	2,596
	ii.	Fair value of merger right and exercise price of merger right (see “Note 4”)	(1,484)

			1,112

F.	Loss and loss adjustment expenses:
	i.	Reserve risk premium (see “Note 4”)	15,424
	ii.	Commutation of Syndicate 4444 business assumed by TGI from Canopius (see “Note 7”)	(30,578)

			(15,154)

G.	Unearned premiums:
	i.	Commutation of Syndicate 4444 business assumed by TGI from Canopius (see “Note 7”)	(22,647)
	ii.	To conform TGIL historical accounting presentation to TGI accounting presentation (see “Note 1”)	7,496

			(15,151)

H.	Other liabilities and related party payable/receivables:
	Adjustment to increase liabilities for future direct, incremental costs to be incurred in connection with the merger (see “Note 5”)		748

I.	Deferred income taxes:
	i.	Commutation of Syndicate 4444 business assumed by TGI from Canopius (see “Note 7”)	(88)
	ii.	Adjustment to deferred taxes for accelerated vesting of TGI restricted stock (see “Note 5”)	2,596

			2,508

J.	Common stock, at $0.01 par value:
	i.	Issuance of 14,025,737 shares to third party investors (see “Note 6”)	140
	ii.	5,107,976 incremental shares issued to TGI shareholders at 1.1330 conversion ratio (see “Note 5”)	51
	iii.	Extinguishment of TGI treasury shares issued (see “Note 5”)	(84)

			107

K.	Treasury stock:
	Extinguishment of TGI treasury stock issued (see “Note 5”)		181,435

L.
	Paid-in-capital (see “Note 5”):
	i.	Adjustment to reflect paid-in-capital attributable to accelerated vesting of TGI restricted stock	8,217
	ii.	Transfer from extinguished TGI treasury stock	(181,351)
	iii.	5,107,976 additional shares issued to TGI stockholders at 1.1330 conversion rate	(51)
	iv.	Reduction of Pro Forma TGIL Restructured paid-in-capital	(224,447)
	v.	Net proceeds from sale of 14,025,737 common shares, net of par amount	205,723

			(191,909)

M.	Accumulated other comprehensive income (“AOCI”):
	Extinguishment of TGIL AOCI (see “Note 5”)		26,477

N.	Retained earnings:
	i.	Compensation expense attributable to accelerated vesting of TGI restricted stock (see “Note 5”)	(8,217)
	ii.	Future direct, incremental transaction costs to be incurred in connection with the merger (see “Note 5”)	(748)
	iii.	Adjustment due to reduction in deferred income taxes (see “Note 7”)	88

			(8,877)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Income Statement Adjustments			Increase/(Decrease) for the year ended December 31, 2012
(in thousands, except share data)

O.	Net premiums earned:
	i.	Commutation of Syndicate 4444 business assumed by TGI from Canopius (see “Note 7”)	$(49,788)
	ii.	To conform TGIL historical accounting presentation to TGI accounting presentation (see “Note 1”)	16,209

			(33,579)

P.	Loss and loss adjustment expenses:
	i.	Commutation of Syndicate 4444 business assumed by TGI from Canopius (see “Note 7”)	(32,298)
	ii.	Amortization of reserve risk premium (see “Note 4”)	(4,246)

			(36,544)

Q.	Direct and ceding commission expense:
	i.	Commutation of Syndicate 4444 business assumed by TGI from Canopius (see “Note 7”)	(14,201)
	ii.	To conform TGIL historical accounting presentation to TGI accounting presentation (see “Note 1”)	16,209

			2,008

R.	Acquisition-related transaction costs:
	Adjustment to reverse non-recurring transaction costs incurred attributable to the merger		(7,335)

S.	Income tax benefit:
	Adjustment to record income tax on pro forma adjustments (at 35%)		1,416

Note 4 – Merger with TGIL

As described previously, the merger is accounted for as a business combination using the acquisition method of accounting with TGI, the legal acquiree, treated as the accounting acquirer and TGIL, the legal acquirer, treated as the accounting acquiree (a reverse acquisition) and Canopius Group treated as the accounting seller. The acquired asset and liability fair value estimates are preliminary and subject to revision based on a final determination of fair value, each of which may be materially different than those amounts presented herein.

The purchase consideration is determined based on the total consideration to be received by Canopius Group for its sale of 100% of its equity ownership of TGIL, comprising:

(in thousands)
Consideration received by Canopius from the third party sale	205,863
Fair value of Merger Right received in connection with TGI’s investment in Canopius (see “Note 6”)	484
Exercise price of Merger Right received from TGI upon exercise (see “Note 6”)	1,000

Total purchase consideration	$207,347

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The purchase consideration is allocated to balance sheet assets acquired (including identifiable intangible assets arising from the merger) and liabilities assumed based on their estimated fair value, as follows:

(in thousands)
Net assets of Pro Forma TGIL Adjusted for Restructuring	$197,970
Estimated fair value adjustments:
Reserve for risk premiums	(15,424)
Goodwill	24,801

Total purchase consideration	$207,347

The fair value of all assets and liabilities of the pro forma TGIL after restructuring acquired in the merger approximate their carrying values as of December 31, 2012, except for the reserve for risk premiums in the loss and loss adjustment reserves. There were no identifiable intangible assets acquired in the merger.

Reserve for risk premiums of $15.4 million was recorded in connection with this transaction and was determined using a cash flow model. The valuation model used an estimate of net nominal future cash flows related to liabilities for losses and LAE that a market participant would expect as of the date of the transaction, which estimate is consistent with the estimate of net nominal future cash flows used by TGIL to measure its historic liabilities. These future cash flows were adjusted for the time value of money at a risk free rate and a risk margin to compensate an acquirer for bearing the risk associated with the liabilities. The unaudited condensed consolidated pro forma statement include estimated amortization of reserve risk premiums of $4.2 million for the year ended December 31, 2012.

The business acquired and presented in the table above will be allocated to the Commercial Insurance reporting Unit. In 2012, TGI’s Goodwill impairment test indicated that a greater risk of future impairment existed for this reporting unit. Subsequent goodwill assessments could result in impairment of goodwill due to the impact of volatile financial market on earnings, discount assumptions, liquidity and market capitalization, as well as the potential Company’s assessment of segment reorganization after the completion of this merger.

Note 5 – TGI Common Share Conversion

Upon consummation of the merger, TGI common shares were cancelled and converted automatically into a right to receive common shares of TGIL. TGI had 38.4 million common shares outstanding as of December 31, 2012. The conversion of outstanding TGI common stock into the right to receive common shares of the Company is accounted for as a recapitalization of TGI.

The conversion ratio to determine the number of the Company shares received for each TGI share was based on the number of shares sold in the third party sale to generate the consideration to be paid to Canopius Group for the acquisition of TGIL, which in turn was impacted by the tangible net book value of TGIL and the share price of TGI shares prior to the merger. On the March 13, 2013 closing date, one TGI common share was converted into the right to receive 1.1330 Company common shares.

As of December 31, 2012, TGI has outstanding stock options exercisable into approximately 856,000 TGI common shares. Additionally, in September 2010, TGI issued $150.0 million aggregate principal amount of 5.0% convertible senior notes. These pro forma condensed consolidated financial statements assume no outstanding options will be exercised prior to the transaction effective date and that no convertible note holder will exercise their right to convert the convertible note into TGIL common shares.

The pro forma adjustments reflect the recapitalization of TGI and the elimination of TGIL’s pro forma equity balances. The net effect of these adjustments is to report pro forma Company equity balances as follows at December 31, 2012:

•	57,539,550 Company common shares, par value $0.01 issued and outstanding;

•

Paid-in-capital pro forma adjustment to reflect the immediate vesting of unvested TGI restricted shares as of September 30, 2012 of $8.2 million (and decreasing the related deferred tax asset by $2.6 million), a reduction associated with the cancellation of TGI’s treasury shares

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

of $181.4 million, the reclassification to common stock of the par value of incremental shares issued to TGI shareholders, and the elimination of TGIL Restructured paid in capital of $222.6 million, as well as net proceeds from issuance of shares to third party investors in excess of par value (see “Note 6”);

•	The accumulated other comprehensive income will be reflective of TGI’s historical accumulated other comprehensive income as the accounting acquirer;

•

Pro forma retained earnings represent TGI’s historical retained earnings as of December 31, 2012, as the accounting acquirer, adjusted for the expense from accelerated vesting of TGI unvested restricted stock upon consummation of the merger and pro forma adjustments for the estimated future, direct incremental costs to be incurred by the entity relating to merger expenses of $748 thousand.

Note 6 – Third Party Sale of Shares

Effective immediately prior to the consummation of the merger, Canopius Group sold 100% of its equity ownership of TGIL in a private placement to the third party investors, who will be the sole shareholders of TGIL prior to the effective time. The third party investors paid Canopius Group an aggregate purchase price in cash equal to the sum of the target tangible net asset value amount, plus an additional amount equal to the agreed value of the retained business. The third party investors acquired 14,025,737 common shares for net proceeds of $205.9 million, after placement fees and market discounts.

Note 7 – Commutation of TGI Reinsurance of Syndicate 4444

Lloyd’s of London Syndicate 4444 is an insurance syndicate managed by Canopius Group. During 2011 and 2012, TGI reinsured a portion of the Syndicate 4444 business from Canopius Group and the results of this reinsurance are reflected in TGI’s historical financial statements. Prior to completion of the merger, TGI commuted these reinsurance treaties. The pro forma consolidated financial statements reflect the effects of this commutation by reducing the assumed reserves by $30.6 million, assumed unearned premiums by $22.6 million, deferred acquisition costs by $7.5 million, funds held by reinsured companies by $45.7 million and the related net deferred tax liability by $88,000 on TGI’s historical financial statements relating to the reinsurance of Syndicate 4444 business. There was no gain or loss expected with this commutation.

The pro forma income statements for the year ended December 31, 2012 are also adjusted to reflect this commutation as though it occurred on January 1, 2012 and such adjustments have the effect of removing the earnings impact of the Syndicate 4444 business from TGI’s historical income statements. These adjustments for such period reduced net premiums earned by $49.8 million, loss and loss adjustment expenses by $32.3 million, direct commission expense by $14.2 million, and income tax expense by $1.2 million.

As disclosed in Note 2 above, TGIL also transferred to Canopius Group a significant portion of its exposure to Syndicate 4444 risks through retrocession agreements. The effects of those retrocessions are reflected in the pro forma adjustments for the Canopius Restructuring. The pro forma adjustments reflected for the merger and third party sale are reflective only of the commutation of the Syndicate 4444 business reinsured by TGI.

Note 8 – Pro Forma Earnings per Share

The pro forma earnings per share of common stock for the year ended December 31, 2012 has been calculated based on the estimated weighted average number of shares of TGIL’s common stock that

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

would have been outstanding on a pro forma basis. The pro forma weighted average number of shares outstanding was derived using TGI’s and TGIL’s historical weighted average number of shares outstanding. For purposes of the pro forma earnings per share calculations, the shares issued in connection with Canopius Group’s sale of TGIL to third party equity investors were considered issued and outstanding as of January 1, 2012.

The pro forma earnings per share assume TGI historical common shares will be converted on a one to 1.1330 basis into TGIL common shares.

The following table sets forth the calculation of basic and diluted earnings per share for the year ended December 31, 2012:

	Year Ended
	December 31, 2012
(in thousands, except per share amounts)	Basic	Diluted
Pro Forma Consolidated Net Income	$5,272	$5,272

Historical TGI weighted average shares outstanding	38,406	38,443
Conversion ratio	1.1330	1.1330

Pro forma TGIL weighted average shares outstanding	43,514	43,556

Additional TGIL shares to be issued	14,026	14,026

Pro forma TGIL Consolidated weighted average shares outstanding	57,540	57,582

Pro forma Net Income per share outstanding	$0.09	$0.09